EXHIBIT 1.5

I CERTIFY THS IS A COPY OF A
    DOCUMENT FILED ON

        MAR 13 2000                 FORM 19
                                  (Section 348)
                           PROVINCE OF BRITISH COLUMBIA          CERTIFICATE NO:
   "S/S JS. POWELL"                                                  219019
   JOHN S. POWELL
   REGISTRAR OF COMPANIES
PROVINCE OF BRITISH COLUMBIA
                              COMPANY ACT
                          SPECIAL RESOLUTION

The following Special Resolutions were passed by the under-mentioned Company on the date stated:

Name of Company:                            WORLD POWER BIKE INC.

Date Resolutions passed.                    FEBRUARY 15, 2000

RESOLVED AS SPECIAL RESOLUTIONS

1.       AUTHORIZED CAPITAL

The authorized capital of the Company be altered by consolidating all of the 20,000,000 shares without par value, of which 7,767,556 shares are issued and outstanding, into 2,857,142.86 shares without par value, of which 1,109,650.86 are issued and outstanding, every seven of such shares before consolidation being consolidated into ONE consolidated share;

2. The authorized capital of the Company be increased from 2,857,142.86 shares without par value, of which 1,109,650.86 are issued and outstanding, to 100,000,000 shares without par value of which 1,109,650.86 are issued and outstanding.

3. Paragraph 2. of the Memorandum of the Company be amended to read as follows:

         "2. The authorized capital of the Company consists of 100,000,000 shares without par value."

4.       NAME CHANGE

The name of the Company be changed to "PARKSIDE 2000 RESOURCES CORP." and that paragraph 1. of the Memorandum of the Company be altered accordingly.

5.       ALTER MEMORANDUM

The Memorandum be in the form attached hereto and marked SCHEDULE "A" so that the Memorandum, as altered, shall at the time of filing comply with the COMPANY ACT.

CERTIFIED A TRUE COPY FEBRUARY 15, 2000.

(SIGNATURE)       "S/S L. TUPPER"
------------------------------------
                  Lee S. Tupper

                  SOLICITOR
------------------------------------
(Relationship to Company)


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                                  SCHEDULE "A"'

                                     FORM I

                                   (Section 5)

                                   COMPANY ACT

                               ALTERED MEMORANDUM

           (As altered by Special Resolution passed FEBRUARY 15, 2000)




                    We wish to be formed into a company with limited liability under the COMPANY ACT in pursuance of this Memorandum.

1.       The name of the Company is PARKSIDE 2000 RESOURCES CORP.

2. The authorized capital of the Company consists of 100,000,000 shares without par value.